UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 10, 2010

CLEAN ENERGY FUELS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33480	33-0968580
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3020 Old Ranch Parkway, Suite 400, Seal Beach, California	90740
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (562) 493-2804

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement.

Common Stock Offering

On November 11, 2010, Clean Energy Fuels Corp. (the “Company”) entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative of the underwriters named in Schedule A thereto (the “Underwriting Agreement”). Pursuant to the Underwriting Agreement the Company is offering 3,000,000 shares of common stock, including 34,530 shares to Andrew J. Littlefair, the Company’s President and Chief Executive Officer and a director, 6,906 shares to James N. Harger, the Company’s Chief Marketing Officer, 3,453 shares to Mitchell W. Pratt, the Company’s Senior VP, Engineering, Operations and Public Affairs, and 5,179 shares to Barclay F. Corbus, the Company’s Senior VP, Strategic Development.  The Company also granted the underwriters a 30-day option to purchase up to an additional 450,000 shares of its common stock to cover over-allotments, if any.  Subject to the following sentence, the Underwriters have agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $12.455 per share, and the price to the public is $13.25 per share.  The purchase price to be paid by Messrs. Littlefair, Harger, Pratt and Corbus for an aggregate of up to 50,068 shares will be $14.48 per share, which was the consolidated closing bid price of the Company’s common stock on the NASDAQ Global Market on November 10, 2010, and the underwriters will receive no discount or commission on such shares.  On November 11, 2010, the underwriters notified the Company that they are exercising their option to purchase an additional 450,000 shares to cover over-allotments.  The closing of the offering (including the closing of the exercise of the over-allotment option) is expected to occur on November 16, 2010, subject to the satisfaction of customary closing conditions.

The offering is being made pursuant to the Company’s effective shelf registration statement (Registration No. 333-168433) previously filed with the Securities and Exchange Commission (the “SEC”), including a related prospectus dated July 30, 2010, as supplemented by a Preliminary Prospectus Supplement dated November 10, 2010 and a Prospectus Supplement dated November 11, 2010, which the Company filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.  In addition, on November 11, 2010, the Company issued a press release announcing the pricing of the common stock offering, and a copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

The opinion of counsel regarding the validity of the common stock to be issued pursuant to the offering described in the foregoing paragraphs is filed as Exhibit 5.1 hereto.

Amendment and Exercise of Series I Warrant

In connection with the Company’s registered direct offering, which closed on November 3, 2008, the Company issued Series I warrants to purchase up to 3,314,394 shares of its common stock.  As of November 9, 2010, the Series I warrants had an exercise price of $12.68 per share.  On November 10, 2010, the Company entered into an amendment to a Series I warrant to purchase 1,183,712 shares of its common stock, pursuant to which the expiration date of such warrant was changed to November 10, 2010.  In consideration of the modification to the expiration date, the Company agreed to pay the holder of such warrant, Portside Growth and Opportunity Fund, approximately $3.2 million.  The Company received notice on November 10, 2010 that such warrant is being exercised in full, and will issue 1,183,712 shares of its common stock, for an aggregate exercise price of approximately $15.0 million, prior to or concurrent with the closing of the common stock offering described above.  The warrant amendment is filed as Exhibit 10.68 to this report, and the description of the material terms of the warrant amendment is qualified in its entirety by reference to such exhibit.  In addition, on November 10, 2010, the Company issued a press release announcing the amendment and exercise of the Series I warrant, and a copy of the press release is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits.

Exhibit	Description
1.1	Underwriting Agreement, dated November 11, 2010.

5.1	Opinion of Morrison & Foerster LLP.

10.68	Amendment to Warrant Number SI-4, dated November 10, 2010.

23.1	Consent of Morrison Foerster LLP (contained in Exhibit 5.1).

99.1	Press release issued by Clean Energy Fuels Corp., dated November 11, 2010.

99.2	Press release issued by Clean Energy Fuels Corp., dated November 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN ENERGY FUELS CORP.

Date: November 12, 2010	By:	/s/ Richard R. Wheeler
Name: Richard R. Wheeler
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
1.1	Underwriting Agreement, dated November 11, 2010.

5.1	Opinion of Morrison & Foerster LLP.

10.68	Amendment to Warrant Number SI-4, dated November 10, 2010.

23.1	Consent of Morrison Foerster LLP (contained in Exhibit 5.1).

99.1	Press release issued by Clean Energy Fuels Corp., dated November 11, 2010.

99.2	Press release issued by Clean Energy Fuels Corp., dated November 10, 2010.